CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A Nos. 33-51061  and 811-7123) of our reports dated October 28, 2015 on the financial statements and financial highlights of Dreyfus Opportunistic Small Cap Fund and Dreyfus Technology Growth Fund and our report dated December 29, 2015 on the financial statements and financial highlights of Dynamic Total Return Fund (three of the series comprising Advantage Funds, Inc.) (each, a “Fund”) included in each Fund’s annual report for the fiscal year ended August 31, 2015 for Dreyfus Opportunistic Small Cap Fund and Dreyfus Technology Growth Fund and October 31, 2015 for Dynamic Total Return Fund.

                                                                                                /s/ ERNST & YOUNG LLP

New York, New York

September 26, 2016